Exhibit 99.2
RumbleOn Enters into Definitive Agreements to Acquire Wholesale Inc. and Wholesale Express LLC

Announces pricing of approximately $21.5 million Private Placement of Class B shares

Releases Preliminary Third Quarter 2018 Financial Results

Hosts a Conference Call Today at 10:00 a.m. ET

CHARLOTTE, N.C. — October XX, 2018  — RumbleOn (NASDAQ: RMBL) today announced that it has entered into definitive agreements to acquire Wholesale, Inc. and Wholesale Express, LLC (together “Wholesale”), for total consideration of approximately $23.0 million consisting of $16 million of cash and the remaining balance in RumbleOn Class B shares, with the aggregate consideration subject to adjustment based on the stock price of the RumbleOn Class B Common Stock at closing. RumbleOn also announced the pricing of a $21.5 million private placement of Class B shares, expanded its existing credit facility by $5.0 million and reported preliminary third quarter financial results. RumbleOn will host a conference call to discuss the transaction and preliminary results today, October 26, 2018 at 10:00 a.m. ET. RumbleOn issued a shareholder letter and supplemental investor presentation with further discussion of the acquisition, financing and preliminary third quarter results for the period ended September 30, 2018, which may be accessed on the Investor Relations section of the Company’s website.

Management Commentary:
“Our plan has always been to expand into adjacent markets and the acquisition of Wholesale provides rapid and profitable entrance into the 44 million annual sales automobile market. We will enter this new market with meaningful size and scale, and without the significant start-up costs typically associated with new market entries,” commented Marshall Chesrown, Founder, Chairman and CEO of RumbleOn. “RumbleOn and Wholesale have strong synergies across our business models and solutions. The combination of the current visitors already familiar with our powersports programs and Wholesale’s prominent brand and reputation creates an incredible opportunity.”

“We look forward to welcoming the Wholesale employees to the RumbleOn team and leveraging the company’s powerful brand and prominent market position as we execute on our mission to transform the way any pre-owned vehicle with a VIN number can be bought and sold.  Our business combination will be a powerful force to deliver value to our customers, partners and shareholders,” concluded Chesrown.

“It’s clear that consumers are more comfortable buying and selling vehicles sight-unseen than ever before. RumbleOn’s rapid growth over the past year demonstrates the strength of the technology platform, the efficiency of the business model and the consumer appeal of its offering. We are excited to join RumbleOn and integrate their technology and online presence as we endeavor to expand the Wholesale Inc. brand across America,” commented Steve Brewster, owner of Wholesale Inc.

Brief Deal Summary:
Wholesale Inc. has been in business for over 27 years and is one of the largest independent distributors of pre-owned vehicles in the United States and Wholesale Express, LLC is its related logistics company. Wholesale buys and sells approximately 2,000 vehicles per month to dealers and consumers nationwide, with a historical five-year compounded growth in unit sales is in excess of 15%. Consistent with RumbleOn’s strategy, Wholesale offers these vehicles to consumers for a limited time, while making them available to dealers. The company has grown into a well-respected brand and has an outstanding regional distribution platform that can be replicated to a national footprint. In 2018, Wholesale Inc. is expected to sell more than 21,000 vehicles and Wholesale Express, LLC is expected to transport more than 70,000 vehicles.

For the six months ended June 30, 2018, Wholesale Inc. and Wholesale Express, LLC generated $328.6 million in revenue and $2.0 million in Net Income. On a pro-forma basis, the combined company would have generated revenue of $350.6 million and a net loss of $6.3 million for the same period. RumbleOn has included historical results on a pro-forma basis in the supplemental slide presentation that can be found on the investor relations section of our website.

Under the terms of the agreement, which have been unanimously approved by each company, RumbleOn will purchase Wholesale for $23.0 million, consisting of $16.0 million of cash and the remaining balance in RumbleOn Class B shares, with the aggregate consideration and number of shares issued subject to adjustment based on the stock price of the RumbleOn Class B Common Stock at closing. The acquisitions of the Wholesale entities are subject to customary closing conditions including the completion of the private placement described further below, and are expected to close on Monday, October 29, 2018.

Wholesale’s management team and full staff will join RumbleOn and continue operations under the Wholesale brand, which will be co-branded with RumbleOn. RumbleOn intends to begin integrating the companies immediately after the closing and will roll out processes and integrations over the next several quarters.

Private Placement:
RumbleOn announced the pricing of a private placement to certain institutional and other accredited investors of its Class B Common Stock at a purchase price of $7.10 per share. The gross proceeds to the Company will be approximately $21.5 million. RumbleOn expects to use the proceeds from the private placement to acquire the Wholesale entities and for working capital. The private placement is fully subscribed and is expected to close on Monday, October 29, 2018, subject to customary closing conditions.

In addition to the private placement, RumbleOn expanded its existing credit facility by $5.0 million.

 The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of Class B Common Stock issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, by either the Company or the investors in the private placement, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

Preliminary Q3 2018 Results1 Summary:
These preliminary, unaudited, operating results are not a comprehensive statement of financial results for the three months ended September 30, 2018 and should not be viewed as a substitute for full consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States. Complete financial results will be provided in RumbleOn’s Form 10Q which will be filed with the SEC on or before November 14, 2018.

All comparisons stated below are versus Q2 2018, unless otherwise noted.
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Total vehicle unit sales increased to 2,875, up from 2,013 representing a 43% increase. Unit sales grew more than 7x in the 9 months from January to September 2018
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Total revenue was $19.3 million, up from $13.9 million representing a 38% increase
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Total gross profit was $2.0 million up from $1.3 million, representing a 59% increase
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Gross margin per unit was 12.0%, up from 11.2%, an 80-basis point improvement
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Net loss was $6.8 million, compared to a net loss of $4.7 million
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$0.46 loss per share based on 14,920,693 basic and fully diluted Class B shares, versus $0.36 loss per share based on 13,006,893 basic and fully diluted Class B shares
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Average selling price was $6,788 down from $7,113
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As of September 30, 2018, we had $12.8 million in cash and equivalents.

Full Year 2018 Outlook:
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Revenue in the range of approximately $70 to $85 million
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Unit sales in the range of 9,000 to 11,000
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Gross margin per unit in the range of 11% to 13%

Conference Call Details:
RumbleOn’s management will host a conference call today, October 26, 2018 at 10:00 a.m. Eastern Time to discuss the pending acquisition and preliminary third quarter results. A live and archived webcast of the call can be accessed from the Events & Presentations section of RumbleOn’s Investor Relations website, or by following this link. Investors and analysts can participate on the conference call by dialing (877) 273-6127 or (647) 689-5394 outside the U.S. An audio replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the replay please dial (800) 585-8367, or (416) 621-4642 for callers outside the U.S. (access code 2464199).

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About RumbleOn
RumbleOn operates a capital-light disruptive e-commerce platform facilitating the ability of both consumers and dealers to Buy-Sell-Trade-Finance pre-owned vehicles in one online location. RumbleOn’s goal is to transform the way pre-owned vehicles are bought and sold by providing users with the most efficient, timely and transparent transaction experience. RumbleOn’s initial focus is the market for VIN specific pre-owned powersport vehicles with an emphasis on motorcycles and other powersports. Serving both consumers and dealers, through its 100-percent-online marketplace platform, RumbleOn makes cash offers for the purchase of pre-owned vehicles. In addition, RumbleOn offers a large inventory of pre-owned vehicles for sale along with third-party financing and associated products.

Footnotes:
1 The preliminary financial data included herein has been prepared by, and is the responsibility of, RumbleOn’s management. RumbleOn’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to such preliminary financial data. These preliminary operating results are not a comprehensive statement of financial results for the three months ended September 30, 2018 and should not be viewed as a substitute for full consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States. Complete financial results will be provided in RumbleOn’s Form 10Q which will be filed with the SEC on or before November 14, 2018.

Forward Looking Statements:
This letter contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward looking statements include statements related to the closings of the Wholesale acquisitions and the closing of the private placement. Also, these forward-looking statements reflect RumbleOn’s current expectations, projections and guidance with respect to its financial condition, results of operations, plans, and objectives. The inclusion of projections and guidance in this press release should not be regarded as an indication that RumbleOn considered, or now considers, them to be a reliable prediction of future results. RumbleOn cautions that these statements, projections and guidance are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this press release. Such factors include the “Risk Factors” set forth in RumbleOn’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. All forward-looking statements are based on information available to RumbleOn on the date of this press release and RumbleOn assumes no obligation to update such statements, except as required by law.

Investor Contact:
Whitney Kukulka
investors@rumbleon.com

Media Contact
RumbleOn@blastmedia.com

RumbleOn, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited)

	Three-months Ended September 30,		Nine-months Ended September 30,
	2018	2017	2018	2017
Revenue:
Pre-owned vehicle sales	$18,975,968	$3,544,372	$40,821,764	$3,626,312
Other sales and revenue	279,054	161,770	427,997	235,241
Total Revenue	19,255,022	3,706,142	41,249,761	3,861,553

Cost of revenue	17,248,594	3,478,124	37,419,598	3,627,455

Gross profit	2,006,428	228,018	3,830,163	(234,098)

Selling, general and administrative	8,262,381	2,326,043	17,688,382	4,690,216

Depreciation and amortization	247,667	129,277	671,264	302,697

Operating loss	(6,503,620)	(2,227,302)	(14,529,483)	(4,758,815)

Interest expense	333,448	90,201	657,789	373,808

Net loss before provision for income taxes	(6,837,068)	(2,317,503)	(15,187,272)	(5,132,623)

Benefit for income taxes	-	-	-	-

Net loss	$(6,837,068)	$(2,317,503)	$(15,187,272)	$(5,132,623)

Weighted average number of common shares outstanding - basic and fully diluted	14,920,693	10,018,541	13,626,006	9,105,429

Net loss per share - basic and fully diluted	$(0.46)	$(0.23)	$(1.11)	$(0.56)

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